As filed with the Securities and Exchange Commission on July 20, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Turnstone Biologics Corp.

(Exact name of registrant as specified in its charter)

Delaware	2836	83-2909368
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9310 Athena Circle, Suite 300

La Jolla, California 92037

(347) 897-5988

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sammy Farah, M.B.A., Ph.D.

President and Chief Executive Officer

Turnstone Biologics Corp.

9310 Athena Circle, Suite 300

La Jolla, California 92037

(347) 897-5988

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Ryan Sansom Cooley LLP 55 Hudson Yards New York, New York 10001 (212) 479-6000	P. Joseph Campisi, Jr. Chief Legal Officer Turnstone Biologics Corp. 9310 Athena Circle, Suite 300 La Jolla, California 92037 (347) 897-5988	Nathan Ajiashvili Salvatore Vanchieri Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-272600)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Turnstone Biologics Corp. (the “Registrant”) by 996,667 shares, 130,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-272600), including all exhibits thereto (the “Earlier Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on July 20, 2023, are incorporated by reference into this Registration Statement. The additional shares of common stock that are being registered for issuance and sale pursuant to this Registration Statement are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 of the Earlier Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm

23.4	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

107	Filing Fee Table.

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-272600), originally filed with the Securities and Exchange Commission on June 12, 2023 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California on this 20th day of July 2023.

TURNSTONE BIOLOGICS CORP.

By:	/s/ Sammy Farah
Sammy Farah, M.B.A., Ph.D.
President and Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Sammy Farah Sammy Farah, M.B.A., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	July 20, 2023

/s/ Venkat Ramanan Venkat Ramanan, Ph.D.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 20, 2023

* Michael Burgess, MBChB, Ph.D.	Interim Chief Medical Officer and Director	July 20, 2023

* Jerel Davis, Ph.D.	Director	July 20, 2023

* Robert Gould, Ph.D.	Director	July 20, 2023

* Rishi Gupta	Director	July 20, 2023

* Patrick Machado	Director	July 20, 2023

* Kanya Rajangam, Ph.D.	Director	July 20, 2023

*By:	/s/ Sammy Farah
Sammy Farah, M.B.A., Ph.D.
Attorney-in-Fact